UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On May 14, 2014, Colfax Corporation (the “Company”) entered into an Incremental Amendment to the Term A-1 facility under its credit agreement, as amended, by and among the Company, Colfax UK Holdings Ltd, the other subsidiaries of the Company party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Incremental Amendment”). Pursuant to the Incremental Amendment, the Company amended the Term A-1 facility under its credit agreement to increase the borrowing capacity of the Term A-1 facility by $150 million to an aggregate of $558.7 million, upon the same terms as the existing Term A-1 facility.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on April 3, 2014 and in the Additional Materials for the Annual Meeting filed with the SEC on April 28, 2014.  The final results for each proposal are set forth below.

Proposal 1:  Election of Directors

The Company’s stockholders elected nine directors to the Company’s Board of Directors, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstain	Broker non-votes
Mitchell P. Rales	100,176,983	1,794,290	79,427	3,232,265
Steven E. Simms	101,266,122	705,151	79,427	3,232,265
Patrick W. Allender	101,165,360	805,213	80,127	3,232,265
Thomas S. Gayner	100,666,758	1,304,510	79,432	3,232,265
Rhonda L. Jordan	101,359,599	610,859	80,242	3,232,265
Clay H. Kiefaber	100,439,736	1,529,677	81,287	3,232,265
San W. Orr, III	100,316,203	1,654,370	80,127	3,232,265
A. Clayton Perfall	101,406,992	546,276	79,432	3,232,265
Rajiv Vinnakota	101,355,465	614,933	80,302	3,232,265

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
104,977,895	204,278	100,792	—

Proposal 3: Advisory Vote On Executive Compensation

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
101,788,519	167,990	94,191	3,232,265

Item 7.01	Regulation FD Disclosure.

Christopher Metz has decided for personal reasons not to join the Company, as previously announced, as a Senior Vice President of Colfax Corporation and President and CEO Colfax Fluid Handling.  Steve Simms, President and CEO of Colfax Corporation, will continue as the Acting President of Colfax Fluid Handling during this interim period.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1
Incremental Amendment, dated May 14, 2014, by and among Colfax Corporation, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLFAX CORPORATION

Date: May 14, 2014	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1
Incremental Amendment, dated May 14, 2014, by and among Colfax Corporation, the other subsidiaries of Colfax Corporation party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.